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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                              ____________________

                                   FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 24, 2002

                              Evans Systems, Inc.
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            (Exact name of registrant as specified in its charter)

           Texas                     0-21956                  74-1613155
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(State or other jurisdiction       (Commission               (IRS Employer
    of incorporation)              File Number)            Identification No.)


         102 South Mechanic  P.O. Box 550  El Campo, Texas 77437-0550
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                     Address of principal executive offices

      Registrant's telephone number, including area code: (979) 245-2424


                   1625 Hwy 60 North, Bay City, Texas 77414
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        (Former name or former address, if changed since last report.)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     Effective June 24, 2002, Evans Systems, Inc. ("ESI") disposed of $2.3 million of idle or vacant properties in connection with the debt restructuring transactions described under the caption "Item 5. Other Events" below (the "Disposition"). The Disposition was consummated in accordance with the terms of a Loan Amendment and Note Modification Agreement between Cain, Smith & Strong II, L.P., a Delaware limited partnership ("CSS"), and ESI.

     The aggregate consideration received by ESI in connection with the Disposition was debt reduction in the approximate amount of $3,800,000 and the restructuring of ESI's indebtedness previously owed to JPMorgan Chase Bank ("JPMorgan"). See the disclosure under Item 5 below for a more detailed discussion of the terms of the debt restructuring.

     The aggregate consideration received in the Disposition was determined through arm's length negotiations between representatives of ESI and CSS. Neither ESI nor, to the knowledge of ESI, any affiliate, director or officer ESI had any material relationship with CSS prior to the Disposition.

ITEM 5.  OTHER EVENTS.

     Effective June 24, 2002, ESI entered in agreements with several third parties resulting in the restructuring and refinancing of certain of ESI's indebtedness and changes in the composition of ESI's management and board of directors. Focus Capital Group, LLC ("FCG"), an international buyout fund, helped facilitate these restructuring and refinancing transactions. The restructuring, refinancing and management changes consisted of the following:

Restructuring and Refinancing of Indebtedness

     Pursuant to various agreements with ESI and forbearance agreements entered into by CSS with certain of ESI's secured and unsecured creditors, CSS acquired or paid off the following ESI indebtedness: (a) approximately $5.2 million of indebtedness owed to JPMorgan Chase Bank ("JPMorgan"), (b) approximately $789,000 of past due secured indebtedness owed to Deutsche Financial Services,
(c) an aggregate of $3.1 million of indebtedness owed to various unsecured creditors of ESI, (d) $51,000 in accrued wages owed to Mr. Evans, and (e) $100,000 of past due indebtedness owed to trust creditors of ESI. In connection with the foregoing, CSS agreed to extinguish the debt owed to the unsecured creditors and the creditors of the trust obligations and to discount by $700,000 the amount due and payable under the JPMorgan obligation acquired by CSS. In addition, CSS agreed to restructure the JPMorgan obligation to provide for payments of interest only thereunder for five years commencing six months from the closing of this transaction, with the principal balance and accrued but unpaid interest due at the end of such period.

     In consideration for CSS' concessions, ESI agreed to (a) convey to CSS $2.3 million of idle or vacant properties located in Texas, and (b) issue to JP Morgan a $2.2 million zero coupon contingent note, the payment of which, if ever, is subject to ESI meeting certain financial covenants and maintaining a closing bid stock price in excess of $5.00 for 180 consecutive trading days (the "Contingent Note"). If the conditions to paying the Contingent Note have not occurred prior to June 24, 2012, the Contingent Note becomes automatically null and void, with ESI having no further obligation thereunder.

     In connection with the restructuring of the JPMorgan indebtedness, the Company's former CEO & Chairman, Jerril L. Evans Sr., agreed to transfer to JPMorgan 1,104,015 shares of ESI common stock beneficially owned by him. The Company also agreed to release JPMorgan from any and all future claims it may have against JPMorgan arising out of its lender relationship with the Company and CSS agreed to release Mr. Evans from his personal guarantee.

Private Placement; Managerial Agreement

     Concurrently with the restructuring transactions, ESI completed the private placement of 3,085,000 shares of common stock in consideration for $150,000, representing the fair market value of such shares on the date of issuance. The proceeds of the private placement will be used by ESI to fund late gas taxes. Mauritz & Couey, a Texas-based general partnership ("MC"), acquired the shares issued in this private placement transaction. MC was granted certain piggyback and demand registration rights for the shares acquired in this transaction, which are evidenced in the Registration Rights Agreement attached as an Exhibit to this Report.

     In a separate transaction, ESI entered into an agreement with MC to provide certain managerial and operational services to ESI. Under the terms of the Management and Support Services Agreement governing this relationship, MC is entitled to be reimbursed for its costs plus receive a quarterly bonus based solely on MC's achievement of certain performance criteria.

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MC has been a long-time regional competitor to ESI's petroleum marketing business and experienced profitable growth over the past 12 years.

Changes in ESI's Board of Directors and Management

     Concurrently with the transactions set forth above, ESI accepted the resignation of its longtime CEO & Chairman Jerriel L. Evans Sr., its Secretary/Treasurer and Director Darlene Jones, and outside Director Matt Hession. Matt Hessions was Chair of Audit committee whose responsibilities Leah Jagot Kelley will assume. Information regarding ESI's new Directors and management team is set forth below:

     Blair Couey          President, New Board Member and a Principal of MC

     Lee Anne Cooper      Secretary/Treasurer

     Thomas E. Cain       New Chairman of the Board

     Randy Clapp          New Director

     Leah Jagot Kelley    New Director

     Randal Dean Lewis.   New Director

Blair R. Couey is a lifelong resident of El Campo, Texas and has been the managing partner of Mauritz and Couey Petroleum Marketing in El Campo, Texas. since 1988. Mr. Couey has been on the Texas Petroleum and Convenience Store Board of Directors, representing Region VII of Gulf Coast of Texas since 1999. Mr. Couey has also served on the El Campo, Texas Chamber of Commerce, Economic Development Board and City Development Corp and is a graduate of Sam Houston Business School.

Lee Ann Cooper has served as the controller of MC since August of 1995. Prior to joining MC, Ms. Cooper practiced in public accounting performing audits, reviews, and tax return preparation for individuals, partnerships and corporations. Ms. Cooper has a degree from Auburn University and is certified to practice public accounting in the States of Texas and Alabama. She is a member of the American Institute of Certified Public Accountants, Texas Society of Certified Public Accountants, and Alabama Society of Certified Public Accountants.

Randy M. Clapp is a partner in the Texas law firm of Duckett, Bouligny & Collins, LLP. He practices primarily in the areas of Estate Planning, Products Liability Defense, Commercial Litigation, Real Estate, Oil and Gas, and Business Planning. Mr. Clapp is a member of the State Bar of Texas, the U.S. District Court for the Southern and Eastern Districts of Texas and the U.S. Court of Military Appeals. He was educated at Trinity University, the University of Texas School of Law, and the Judge Advocate General's School of Law in the U.S. Army. Mr. Clapp presently serves on the board of directors of New First National Bank and MC. He has received numerous awards, and has served as president of the following organizations: University of Houston Victoria President's Advisory Council, Wharton County Junior College Board of Trustees, Northside Education Center, Memorial Hospital El Campo, West Wharton County Hospital District Board of Trustees, El Campo Economic Development Corporation, Wharton County Bar Association, El Campo Rotary Club and El Campo Chamber of Commerce.

R. Dean Lewis Ph.D has served as Dean of the College of Business Administration at Sam Houston State University since 1996. He has progressed through the academic ranks from instructor to professor of marketing during his academic career. He has published numerous cases, held executive positions in many community service organizations, and is currently a board member of a global oil services corporation. During the 1980's. Dr. Lewis took leave from academia and worked in the banking industry. In addition to his current administrative duties, Dr. Lewis is active in numerous professional organizations, consults with deans of business programs regarding AACSB preparation, and serves on peer review teams.

Leah M Kelley is the Chief Financial Officer for Collateral Protection, Inc. of Huntsville, Texas and has served in that position since 1986. CPI writes in excess of $15 million per year in premiums. Prior to becoming Chief Financial Officer in 1986, Leah was the office manager for CPI from 1976 until 1986 and has been with the company since 1973. Leah holds numerous professional insurance licenses.

Thomas E. Cain is President & CEO of Focus Capital Group LLC, which is a buyout, and turnaround firm 50% owned by Focus Capital Group, Israel. He is also Chairman of the Board for Frontstep distribution.com the acquisition corp for Frontstep NASDAQ (FSTP), a $100M ERP software firm for the mid-market manufacturing market. He currently serves Young Presidents Organization as Chairman of the MIT/Sloan Presidents Seminar, Chairman of the Global Supply Chain Conference and group leader for Harvard Business School Presidents Education. Mr. Cain is also a Director for: Autom, the world's leader of church goods; Chambers Belt Co. a leading manufacturer of designer leather accessories for mass merchants; Landiscor, the world

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leader in aerial surveys; Poore Brothers NASDAQ (SNAK), branded snack food manufacturer of intensely distinctive products such as TGIFridays; Servus, Eastern Europe's leading supplier of POS's, ATM's, large commercial system maintenance and support; WinHolt, leading manufacturer of retail fixture.

In 2001, Mr. Cain served as Chief Technology Officer and Senior VP of Engineering for Interact Commerce, a $100M Software Company that made ACT and SalesLogix until purchased by Sage. All product development, globalization, customer/product support and delivery services reported to him. He holds current Microsoft MCSE+I technical certifications and a BS in mathematics from Arizona State University.

In 1976, Mr. Cain formed Distribution Architects that became one of North Americas largest and most successful supply chain execution software companies. As President & CEO, he merged it 23 years later with Symix Systems.

Miscellaneous

     In connection with the above referenced transactions, ESI has also:
(a) restructured director compensation to be performance based consistent with management where Debt/Equity is less than 2; Stockholders Equity of $3,000,000; Current Ration of more than 1.07 and three quarters of positive revenue growth.;
(b) settled creditor lawsuits with Travelers Express Co., Tokheim Corporation, and Sysco Foods Services of San Antonio; (c) obtained a $500,000 revolving line of credit with Victoria Bank secured by ESI's inventory and accounts receivable, subject to the execution of mutually acceptable loan and security agreements; and (d) changed its principle place of business to 102 South Mechanic, P.O. Box 550, El Campo, Texas 77437-0550.

     Settlement of the Travelers lawsuit consisted of the payment by CSS of a portion of the amount allegedly owed by ESI to Travelers and the issuance by ESI of a warrant to purchase 93,000 shares of ESI common stock at a per share exercise price of $.05. Under the terms of this warrant, for every $2.00 of indebtedness paid to Travelers by ESI subsequent to the date of the warrant, the warrant expires as to one share of common stock. This warrant is not be exercisable, if ever, until such time as the closing bid price of the Company's common stock exceeds $2.00 per share for a period of 180 consecutive trading days.

     In connection with his resignation from ESI's Board of Directors and from his various officer positions with ESI, Jerril L. Evans Sr. has agreed to the cancellation of his options to purchase an aggregate of 575,000 shares of ESI common stock. Mr. Evans received a warrant to purchase 175,000 shares of ESI common stock in consideration for his agreement to cancel his options. The warrants issued to Mr. Evans have a per share exercise price of $.05 and a term expiring on June 23, 2020. The warrant is subject to certain conditions requiring ESI's consent to protect its Net Operating Loss. Mr. Evans also agreed to release the Company from any and all future claims he may have against the Company arising out of his past relationship with ESI, which includes $51,000 in accrued compensation.

     As compensation for services rendered by Thomas E. Cain and CSS in connection with structuring and facilitating the above-referenced transactions, ESI issued warrants to purchase an aggregate of 4,000,000 shares of ESI common stock at a per share exercise price of $0.05, expiring in 2020. These warrants were issued as follows: 2.4 million to Mr. Cain and 1.6 million to CSS. FCG, a party that participated in structuring and facilitating the transactions reported in this Form 8-K, is a limited partner in CSS and is receiving its compensation for its role in this transaction through its ownership interest as a partner in CSS. In connection with the issuance of the warrants, ESI also granted the holders thereof certain piggyback and demand registration rights pursuant to the terms of a Registration Rights Agreement.

     The above transactions were publicly announced on June 27, 2002 in a press release issued by the Company, a copy of which is included as Exhibit 99 to this filing.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Financial Statements.

     Not Applicable.

(b)  Pro Forma Financial Information.

     At the time of filing this Current Report on Form 8-K, it is impractical to provide the required pro forma financial information. The required pro forma financial information will be filed by ESI not later than 60 days following the date upon which this Current Report on Form 8-K must be filed.

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(c)  Exhibits.

     The following exhibits are filed with this Form 8-K:

10.1  Amendment to Loan Agreement and Modification of Note.*

10.2  Notice of Entire Agreement.*

10.3  Promissory Note.*

10.4  Release of Claims.*

10.5  Assignment of Notes and Liens.*

10.6 Form of Warrants issued to Cain, Smith & Strong II, L.P., Thomas E. Cain, J.L. Evans, Sr. and Travelers Express Co..*

10.7  Common Stock Purchase Agreement.*

10.8  Registration Rights Agreement.*

10.9  Evans Systems, Inc./J.L. Evans Agreement.*

10.10 Management and Support Services Agreement.*

99    Text of press release dated June 24, 2002.*
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*  Filed herein.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    EVANS SYSTEMS, INC.

Dated: June 25, 2002                By: /s/ Blair Couey
                                        ---------------------------
                                        Name:   Blair Couey
                                        Title:  President

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                               INDEX TO EXHIBITS

Exhibit
Number            Description of Exhibit                                Page
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  10.1   Amendment to Loan Agreement and Modification of Note dated
         June 22, 2002.

  10.2   Notice of Entire Agreement dated June 22, 2002.

  10.3   Promissory Note.

  10.4   Release of Claims dated June 22, 2002.

  10.5   Assignment of Notes and Liens dated June 22, 2002.

  10.6   Form of Warrant issued to Cain, Smith & Strong II, L.P.,
         Thomas E. Cain, J.L. Evans and Travelers Express Co.

  10.7   Common Stock Purchase Agreement dated June 22, 2002.

  10.8   Registration Rights Agreement dated June 22, 2002.

  10.9   Evans Systems, Inc./J.L. Evans Agreement dated June 22,
         2002.

  10.10  Management and Support Services Agreement dated June 22,
         2002.

  99     Text of press release dated June 24, 2002.

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